SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

SAIC, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

Subject: SAIC shares—vote now

The deadline for voting your SAIC shares is 11:59 p.m. ET on Thursday, June 7. Our records show that you have not yet voted your shares for the 2007 Annual Meeting of Stockholders. This is your final notice. Please use your unique CONTROL NUMBER and PIN NUMBER below to cast your vote at Proxyvote.com today. Your vote is important as an employee owner of Science Applications International Corporation and its subsidiaries. Thank you.

This is a NOTIFICATION of the:

SAIC, INC. 2007 Annual Meeting of Stockholders.

MEETING DATE: June 8, 2007

RECORD DATE: April 10, 2007

This e-mail represents all shares in the following account(s):

NAME
SAIC INC-COMMON	123,456,789,012.00000
SAIC INC-PREFERRED	123,456,789,012.00000
SAIC INC-RETIREMENT PLAN COMMON	123,456,789,012.00000
SAIC INC-RETIREMENT PLAN PREFERRED	123,456,789,012.00000
SAIC INC-AMSEC RETIREMENT PLAN COMMON	123,456,789,012.00000
SAIC INC-AMSEC RETIREMENT PLAN PREF	123,456,789,012.00000
SAIC INC-TELCORDIA RET PREF NON-EXCH	123,456,789,012.00000
SAIC INC-TELCORDIA RET PREF EXCH	123,456,789,012.00000

CONTROL NUMBER: 012345678901

To access ProxyVote.com, you will need your CONTROL NUMBER shown above and your four-digit PIN:

—PIN: As an employee of Science Applications International Corporation or its subsidiaries, your PIN is the last four digits of your Social Security number.

—If you have forgotten your PIN number, please follow the instructions on www.proxyvote.com

You can enter your voting instructions and view the shareholder material at the following Internet site. If your browser supports secure transactions you will be automatically directed to a secure site.

http://www.proxyvote.com/0012345678901

Note: If your e-mail software supports it, you can simply click on the above link.

To vote by telephone, then please call 1-800-690-6903. You will need your control number which is provided above.

To view the documents below, you may need Adobe Acrobat Reader. To download the Adobe Reader, click the url address below:

http://www.adobe.com/products/acrobat/readstep2.html

The relevant supporting documentations can also be found at the following Internet site(s):

Proxy Materials

http://ww3.ics.adp.com/streetlink_data/dirSAI/mis/HTML1/default.htm

To cancel or change your enrollment profile, please go to http://enroll.icsdelivery.com/sai

To receive hard copies of proxy materials, contact SAIC, INC.’s Legal Department at onlineproxy@saic.com. There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Please do not send any e-mail to ID@ProxyVote.com. Please REPLY to this e-mail with any comments or questions about proxyvote.com (include the original text and subject line of this message for identification purposes). AOL Users, please highlight the entire message before clicking the button.

This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by e-mail and delete the message and any attachments from your system.